EXHIBIT 32
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of QLogic Corporation (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
     (1) the Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H.K. DESAI
H.K. Desai
Chief Executive Officer

/s/ DOUGLAS D. NAYLOR
Douglas D. Naylor
Interim Chief Financial Officer

Dated: January 29, 2008
     The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, except to the extent that the Company specifically incorporates it by reference and regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.